PROMISSORY NOTE

$77,935.32

December 31, 2011
Spokane, Washington

FOR VALUE RECEIVED the undersigned jointly and severally promises to pay to the order of **MIP Solutions, Inc.** the principal sum of: **SEVENTY SEVEN THOUSAND NINE HUNDREDN THIRTY FIVE DOLLARS AND 32/100 ($77,935.32).** This is a noninterest bearing note and there are no loan fees. Said principal shall be due and payable on or before the 29th day of March, 2012.

Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers and, should litigation be necessary to enforce this note, each maker and endorser waives trial by jury and consents to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of Washington and County of Spokane.

Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

This note is to be construed and enforced according to the laws of the State of Washington; upon default in the payment of principal when due, the whole sum of principal remaining unpaid shall, at the option of the holder, become immediately due and payable and it shall accrue interest at the highest rate allowable by law.

Default shall include, but not be limited to non-payment within ten (10) days from the due date set out herein. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified rights they may have to object to the method by which service was perfected.

All matters pertaining to this Agreement (including its interpretation, application, validity, performance and breach), shall be governed by, construed and enforced in accordance with the laws of the State of Washington. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Spokane County, State of Washington. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date of the cause of action actually accrued regardless of whether damages were otherwise as of said time calculable.

SECURED PARTY:

MIP SOLUTIONS, INC.

____
JEFF LAMBERSON, PRESIDENT

Date:______________________

DEBTOR:

AWG INTERNATIONAL, INC.

____
KEITH WHITE, CEO

Date:______________________